UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) December 27, 2000
                                                  ------------------
                                                  December 19, 2000
                                                  ------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 9.    Regulation FD Disclosure

The following is a press release issued by the Company on December 19, 2000 and is being filed herewith as a Regulation FD Disclosure.

PNM Subsidiary To Invest $10 Million in Internet Gateway Services Company

ALBUQUERQUE, N.M. December 19, 2000 - Avistar Inc., a subsidiary of PNM, Public Service Company of New Mexico(NYSE: PNM), has acquired a $10 million stake in MainStreet Networks, an Internet Gateway Service Provider based in California's Silicon Valley.

In partnership with local utilities, MainStreet Networks plans to provide low-cost Internet-based services to homes through an Internet gateway attached at the customer's electric meter. Using that connection with a small touch screen display device that operates like an ATM (Automated Teller Machine), customers will be able to send and receive e-mail messages, shop online, and access national news and customized community content.

"MainStreet Networks has the potential to close the `digital divide' between PC haves and have-nots, particularly in America's smaller towns and rural communities," said Blake Ridgeway, the PNM senior vice president who heads Avistar. "As an easy-to-use, affordable alternative to the personal computer, the MainStreet Networks Service can deliver the power of the Internet, without the complexity of the Internet, to millions of new customers."

The MainStreet Networks gateway is also capable of providing a number of other electronic services through the same connection, including automated meter reading, long distance call management, and remote monitoring of the home environment.

"MainStreet Networks represents the kind of transforming, market-oriented application of advanced technology that Avistar is seeking to participate in," Ridgeway said. Under the terms of the agreement, Avistar will acquire a 5 percent ownership interest in MainStreet Networks.


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

A wholly-owned subsidiary of PNM, Avistar operates a number of energy-related businesses, including AXON FieldSolutions, a California-based provider of meter services and meter data management services, and Reliadigm, a reliability-solutions provider for capital-intensive industries. PNM also operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. PNM stock is traded primarily on the NYSE under the symbol PNM. For more information about Avistar, visit the company's web site at www.avistarinc.com Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. For a detailed discussion of the important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1999, Form 10-Q for the quarter ended September 30, 2000 and Form 8-K filings with the Securities and Exchange Commission.



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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  December 27, 2000                          /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)


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